SUBSIDIARIES OF THE REGISTRANT CINCINNATI MILACRON INC.

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
                                                                    Date
                                                                 Incorporated
                                              Incorporated       or (if later)     Percentage
                                            State or Country     Date Acquired       Owned
                                            ----------------     -------------     ----------

CINCINNATI MILACRON INC.                    Delaware(Registrant) 1983
 Cincinnati Milacron Assurance Ltd.          Bermuda              1977               100%
 Cincinnati Milacron B.V.                   The Netherlands      1952               100%
   Cimcool Europe B.V.                      The Netherlands      1989               100%
   Cimcool Industrial Products B.V.         The Netherlands      1960               100%
   Widia Nederland B.V.                     The Netherlands      1995               100%
 Cincinnati Milacron Canada Ltd.            Canada               1959               100%
 Cincinnati Milacron Foreign
   Sales Corp.                              Barbados             1996               100%
 Cincinnati Milacron-Heald Corp.            Delaware             1955               100%
 Cincinnati Milacron-Holdings Mexico
   S.A. de C.V.                             Mexico               1992               100%
   Cincinnati Milacron-Mexican Sales
        S.A. de C.V.                        Mexico               1993               100%
Cincinnati Milacron Marketing Company       Ohio                 1931               100%
   Cincinnati Milacron Commercial
        Corp.                               Delaware             1993               100%
   Cincinnati Milacron International
        Marketing Company                   Delaware             1966               100%
         Coge AG                            Switzerland          1970               100%
         Cincinnati Milacron Holding
           Gesellschaft mbH                 Austria              1970               100%
             Cincinnati Milacron Austria
               Gesellschaft mbH             Austria              1976               100%
   Cincinnati Milacron
        Kunststoffmaschinen Europa GmbH     Germany              1990               100%
         Ferromatik Milacron
           Maschinenbau GmbH                Germany              1993               100%
             Ferromatik Milacron S.A.       France               1993               100%
             Ferromatik Milacron
               Benelux B.V.                 The Netherlands      1993               100%
             Ferromatik Milacron S.A.       Spain                1993               100%
             Ferromatik Milacron Ltd.       England              1993               100%
             Ferromatik Milacron            South Africa         1993               100%
         Widia GmbH                         Germany              1995               100%
           Widia-Valenite France S.A.       France               1995               100%
           Widia-Valenite U.K. Ltd.         England              1995               100%
           Widia-Valenite Italia S.p.A.     Italy                1995               100%
           Widia-Valenite Iberica S.L.      Spain                1995               100%
           Herko Vitoria S.A.               Spain                1995               100%
           Widia Vertriebsgesellschaft mbH  Austria              1995               100%
           Meturit A.G.                     Switzerland          1995               100%
             Widia India Ltd.               India                1995                51%
         DME Normalien GmbH                 Germany              1996               100%
           DME France SARL                  France               1996               100%
   Cincinnati Milacron U.K.
        Holdings Company                    Ohio                 1982               100%
        Cincinnati Milacron
         Technologies Ltd.                  England              1988               100%
   Cincinnati Milacron-Korea Corporation    Korea                1992               100%
   Cincinnati Milacron Private Ltd.         India                1995                51%
   Cincinnati Milacron Batliboi
        Private Limited                     India                1996                51%
Cincinnati Milacron Resin
   Abrasives Inc.                           Delaware             1991               100%
Cincinnati Milacron S.r.l.                  Italy                1966               100%
Cincinnati Milacron U.K. Ltd.               England              1996               100%
D-M-E Company                               Delaware             1996               100%
   D-M-E UK Limited                         England              1996               100%
   D-M-E Belgium N.V.                       Belgium              1996               100%
   VSI International N.V.                   Belgium              1996               100%
   D-M-E of Canada Limited                  Canada               1996               100%
        450500 Ontario Limited              Canada               1996               100%
   BOE Inc.                                 California           1996               100%
   Japan D-M-E Corporation                  Japan                1996                51%
The Factory Power Company                   Ohio                 1907               82.2%
Valenite Inc.                               Delaware             1993               100%
   Valenite-Modco International Inc.        Michigan             1993               100%
        Valenite-Widia Japan Inc.           Japan                1993               100%
   Valenite-Modco Pte, Ltd.                 Michigan             1993               100%
   Vizzolo-Predabissi
        Engineering S.R.l.                  Italy                1993               100%
   Valenite-Modco Limited                   Canada               1993               100%
   Valenite de Mexico, S.A. de C.V.         Mexico               1993               100%
   Valenite-Modco Commercial Ltda.          Brazil               1993               100%
   Valenite-Widia Korea Inc.                Korea                1993               100%
   Talbot Holdings, Ltd.                    Delaware             1995               100%
        Weldon Tool Company                 Ohio                 1995               100%
        Brubaker Tool Corporation           New York             1995               100%
        Fastcut Tool Corporation            Delaware             1995               100%
        New England Tap Corporation         Pennsylvania         1995               100%

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